Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
FEBRUARY 6, 2014

CHESAPEAKE ENERGY CORPORATION ANNOUNCES RELEASE DATE AND CONFERENCE CALL INFORMATION FOR 2013 FOURTH QUARTER
AND FULL YEAR OPERATIONAL UPDATE AND FINANCIAL RESULTS

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 6, 2014 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled to release its 2014 fourth quarter and full year operational update and financial results before market open on Wednesday, February 26, 2014. A conference call to discuss the results has been scheduled for the same day at 9:00 am EST. The telephone number to access the conference call is 913-312-9330 or toll-free 888-801-6507. The passcode for the call is 9127661. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EST on Wednesday, February 26, 2014 and will run through 2:00 pm EST on Wednesday, March 12, 2014. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 9127661.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website. The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing, compression and oilfield services businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Gary T. Clark, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154